Exhibit 99.2

Certificate Pursuant to 18 U.S.C. Section 1350, As Adopted
Pursuant to Seciton 906 of the Sarbanes-Oxley Act of 2002

I, Perry E. Barker, the President of Liquidics, Inc. (the "Company"), certify pursuant to Section 906 of the Sarbanes-Oxley act of 2002 18 U.S.C. Section 1350, that to the best of my knowledge:

(1) the Quarterly Report on Form 10-QSB of the Company for the fiscal quarter ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)and

(2) The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Dated February 14, 2003

						Perry E. Barker
						---------------
						Perry E. Barker
						President